UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008 (December 18, 2008)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350 New York, New York 10271
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  Effective December 18, 2008, the Board of Directors of ACI Worldwide, Inc. (the “Company”) appointed Scott W. Behrens, age 36, the Company’s Corporate Controller and Chief Accounting Officer, to serve as Chief Financial Officer of the Company.  Mr. Behrens has also been serving as the Company’s principal financial officer since March 4, 2008 as disclosed in the Company’s Current Report on Form 8-K filed March 5, 2008.  Prior to joining the Company, Mr. Behrens served as Senior Vice President, Corporate Controller and Chief Accounting Officer at SITEL Corporation from January 2005 to June 2007.  He also served as Vice President of Financial Reporting at SITEL Corporation from January 2003 to January 2005.  From 1993 to 2003, Mr. Behrens served as a Senior Manager at Deloitte & Touche, LLP.

Effective December 18, 2008, the Board of Directors of the Company also appointed J. Ronald Totaro to serve as the Chief Operating Officer of the Company.  Mr. Totaro joined the Company in March 2008 and is responsible for strategic planning, sales operations and global products. Prior to joining ACI, he was Vice President and General Manager of Global Credit Scoring Solutions at Fair Isaac Corporation. Mr. Totaro was Vice President of Interactive Marketing and Media at AOL Time Warner from 2000 to 2002 and previously held management positions at Andersen Consulting LLP, GE Capital Corporation and American Express TRS Company.

Item 8.01 Other Events.

On December 18, 2008, the Compensation Committee of the Board of Directors of the Company approved the 2009 Executive Management Incentive Compensation (the “2009 Executive MIC”) for the Company’s executive officers, including the Company’s named executive officers (collectively, the “Executives”).  The 2009 Executive MIC, including the 2009 short-term incentive goals (the “2009 Executive MIC Goals”), was established pursuant to and in accordance with the Executive Management Incentive Compensation Plan adopted by the Company’s stockholders at the Annual Stockholders’ Meeting on June 10, 2008 (“Executive MIC Plan”). The 2009 Executive MIC covers the Company’s 2009 fiscal year beginning January 1, 2009.

Under the 2009 Executive MIC, Executives are eligible to receive annual bonus awards (“MIC Bonus”) based on combinations of performance measures which fall into one of three classes of metrics: (1) Core Company Financial Metric, (2) Key Scorecard Metrics, which may include Company financial metrics as well as business unit specific metrics, and (3) Overhead Expense Budget Metrics.  The table below summarizes the 2009 fiscal year performance measures and the range of weighting for such performance measures for Executives:

Executives

Performance Measure	Performance Measure Weighting Range
Core Company Financial Metric:	75%
• Operating Income
Key Scorecard Metrics	Up to 25%
Overhead Expense Budget Metrics	Up to 25%

The objective of the 2009 Executive MIC is to encourage Executives to contribute toward the attainment of the Company’s consolidated financial and performance goals for fiscal year 2009 (the “plan period”).  If the minimum targets are not achieved for the plan period, no MIC Bonus is paid to the Executive.  Earned MIC Bonuses are paid annually and are paid in cash.  A MIC Bonus payout may be more or less than 100% (up to a maximum of 200%) depending on the level of attainment for the respective metric as set forth in the table below.

Metric Class	Target Attainment Percentage	MIC Bonus Payout Percentage
Core Company Financial Metric	86% Attainment	14%
	100% Attainment	100%
	116.3% Attainment	200%

Key Scorecard Metrics	Less Than Minimum Attainment	0%
	Target Attainment	100%
	Maximum Attainment	200%

Applicable Budget Metrics	Less Than 86% Attainment	0%
	100% Attainment	100%
	116.3% Attainment	200%

The 2009 Executive MIC further provides that no MIC Bonus payout shall exceed 100% if the Core Company Financial Metric does not exceed target attainment level.

An Executive’s MIC Bonus may be adjusted downward by an amount equal to up to twenty-five percent (25%) of the Executive’s MIC Bonus payout amount in the event that the Executive fails to satisfy certain management performance factors.  Management performance factors will be established by, and their achievement determined by, the Chief Executive Officer of the Company.

In order to be entitled to any payment under the 2009 Executive MIC, the Executive must be an employee of the Company on the date of payment, except to the extent otherwise provided by the Company.  If the Executive’s employment with the Company is terminated for any reason prior to the payment date, the Executive will not be eligible for a MIC Bonus for the plan period, and the Executive will forfeit all rights to such payment except to the extent otherwise provided by the Company.

The Company reserves the right at any time during the 2009 Executive MIC plan period to: (a) amend or terminate the 2009 Executive MIC in whole or in part, (b) revoke any eligible Executive’s right to participate in the 2009 Executive MIC, and (c) make adjustments to targets at any time during the 2009 Executive MIC plan period; provided, however, any such adjustments shall be in accordance with the terms of the Executive MIC Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

/s/ Dennis P. Byrnes
Dennis P. Byrnes
Senior Vice President

Date: December 23, 2008